CLOSING AGREEMENT

This Closing Agreement (this "Agreement") is entered into as of August 31, 2018, to be effective as of such date, by and between Valhi, Inc., a Delaware corporation ("Valhi"), ASC Holdings, Inc., a Utah corporation ("ASC"), Snake River Sugar Company, an Oregon cooperative corporation ("Snake River"), The Amalgamated Sugar Company LLC, a Delaware limited liability company ("Amalgamated"), the Amalgamated Collateral Trust ("Collateral Trust"), a Delaware business trust, Northwest Farm Credit Services, PCA, as agent under that certain Credit Agreement executed by Snake River and dated as of October 7, 2014 ("NWFCS"), and U.S. Bank National Association, as agent for the lenders under that certain Second Amended and Restated Credit Agreement executed by Amalgamated and dated as of June 3, 2016 ("U.S. Bank") (Valhi, ASC, Snake River, Amalgamated, the Collateral Trust, NWFCS and U.S. Bank, collectively the "Parties" and each individually a "Party").  Capitalized terms used and not otherwise defined herein shall have the meaning given to such terms as reflected in that certain Master Purchase and Termination Agreement dated as of May 30, 2018 made by and between the Parties (the "Master Agreement").

RECITALS

WHEREAS, the Parties entered into the Master Agreement to provide for, at the Closing, the (i) sale of the AGM Interest to Snake River by the Collateral Trust (the "Sale") and (ii) the termination of each of the Transaction Agreements (the "Transaction Agreements Termination").

WHEREAS, all of the conditions precedent specified in the Master Agreement for the completion of the Sale and the Transaction Agreements Termination have been satisfied, as described in Section 1.01 herein.

WHEREAS, pursuant to Section 6.12 of the Master Agreement, each Party agreed to cooperate and execute any other document or agreement reasonably necessary to carry out the transactions contemplated by the Master Agreement.

WHEREAS, the Parties have agreed to enter into this Agreement pursuant to Section 6.12 of the Master Agreement, in order to document the completion of the Sale and the Transaction Agreements Termination.

NOW THEREFORE, in consideration of the foregoing, and for other good and sufficient consideration, the receipt of which is hereby acknowledged, the Parties do hereby agree as follows:

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ARTICLE I
 MASTER AGREEMENT CLARIFICATION AND
SATISFACTION OF CONDITIONS PRECEDENT

Section 1.01.  Master Agreement Clarification.  Snake River, ASC, the Collateral Trust and Amalgamated agree that with regard to satisfaction of the condition precedent specified in Section 5.01(f) of the Master Agreement in respect to the payment by Amalgamated of all distributions owed to the Collateral Trust and Snake River pursuant to Section 9.3 of the Company Agreement through and including the Closing Date (the "Amalgamated Distribution Condition Precedent"), the Amalgamated Distribution Condition Precedent will be satisfied so long as Amalgamated has paid the amount of $2,113,542 to the Collateral Trust for each month in 2018 beginning in January 2018 and ending on the Closing Date, and has paid the amount of $111,239 to Snake River for each month in 2018 beginning in January 2018 and ending on the Closing Date (collectively, the "Amalgamated 2018 Required Distributions").  Snake River, ASC, the Collateral Trust and Amalgamated agree that such payment by Amalgamated of the Amalgamated 2018 Required Distributions shall be in lieu of the distributions which otherwise would be required to be paid by Amalgamated in 2018 pursuant to the provision of Section 9.3 of the Company Agreement through and including the Closing Date (including, without limitation and for the avoidance of doubt, distributions which would otherwise be determined based on a calculation of Distributable Cash (as defined in the Company Agreement) for the period from January 1, 2018 through and including the Closing Date), and such payment by Amalgamated of the Amalgamated 2018 Required Distributions shall (i) satisfy the Amalgamated Distribution Condition Precedent; (ii) eliminate the need for a Beet Payment Reduction (as defined in the Company Agreement) under Section 6.3(xx) of the Company Agreement; and (iii) not trigger any option right of Valhi (or other holder(s) of the AGM Interest) under the "snap-back" provisions of  Section 19.1 of the Company Agreement.
Section 1.02.  Satisfaction of Conditions Precedent to Closing.  Snake River, Valhi, ASC and the Collateral Trust, as applicable, agree that all of the conditions precedent specified in the Master Agreement for the completion of the Sale and the Transaction Agreements Termination have been satisfied, as follows:
(a)
The Notes.  Snake River and Valhi agree that Valhi has complied with all of its obligations under the terms of the Notes, including without limitation all payments of interest due thereon, through and including the Closing.

(b)	Deposit Trust Agreement. Snake River and ASC agree that ASC has complied with all of its obligations under the terms of the Deposit Trust Agreement through the Closing.
(c)	Pledge Agreement. Snake River and ASC agree that ASC has complied with all of its obligations under the terms of the Pledge Agreement through the Closing.
(d)	SPT Guaranty. Snake River and the Collateral Trust agree that the Collateral Trust has complied with all of its obligations under the terms of the SPT Guaranty through the Closing.
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(e)	SPT Pledge Agreement. Snake River and the Collateral Trust agree that the Collateral Trust has complied with all of its obligations under the terms of the SPT Pledge Agreement through the Closing.
(f)
Company Agreement.  Amalgamated, Snake River and the Collateral Trust agree that each of them has complied with all of their respective obligations under the terms of the Company Agreement through the Closing, including without limitation the payment by Amalgamated of the Amalgamated 2018 Required Distributions.

(g)	Snake River Secured Debt. Snake River and NWFCS agree that the Required Consents in respect to all secured debt of Snake River have been obtained on or before the Closing.
(h)	Amalgamated Secured Debt. Snake River, Amalgamated and U.S. Bank agree that the Required Consents in respect to all secured debt of Amalgamated have been obtained on or before the Closing.

ARTICLE II
 RECEIPT OF CLOSING DELIVERIES
Section 2.01.  Receipt of Closing Deliveries.
(a)
AGM Interest.  Snake River acknowledges receipt from the Collateral Trust, Valhi and ASC of a signed and notarized Affidavit of Lost Limited Liability Company Membership Interest Certificate and Indemnity Agreement ("Collateral Trust, Valhi and ASC Affidavit"), in lieu of receiving the original certificate representing the AGM Interest from Wilmington Trust, which Snake River is holding in escrow pending its release from escrow as provided by Section 3.01 herein.

(b)
Trust Certificate.  ASC acknowledges receipt from Snake River of a signed and notarized Affidavit of Lost Certificate of Beneficial Interest and Indemnity Agreement ("Snake River Certificate Affidavit") in lieu of receiving the original certificate representing the Trust Certificate from Snake River, which ASC is holding in escrow pending its release from escrow as provided by Section 3.03(a) herein.

(c)
The Notes.  Valhi acknowledges receipt from Snake River of a signed and notarized Affidavit of Lost Promissory Notes and Indemnity Agreement ("Snake River Notes Affidavit"), in lieu of the original Notes from Snake River, which Valhi is holding in escrow pending its release from escrow as provided by Section 3.02 herein.

(d)	Cash Consideration. ASC acknowledges receipt of the Cash Consideration from Snake River, which ASC is holding in escrow pending its release from escrow as provided by Section 3.01 herein.

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ARTICLE III
 THE TRANSACTIONS
Section 3.01.  Purchase and Sale.  With all of the conditions precedent specified in the Master Agreement for the completion of the Sale and the Transaction Agreements Termination having been satisfied, Snake River, the Collateral Trust and ASC, as applicable, agree that, upon the terms and subject to the conditions set forth in the Master Agreement and this Agreement, the Collateral Trust, Valhi and ASC Affidavit is released from escrow to Snake River, the Cash Consideration is released from escrow to ASC, and the Collateral Trust has sold, transferred and conveyed to Snake River, and Snake River has acquired and accepted from the Collateral Trust, the AGM Interest.  The Collateral Trust represents and warrants that such AGM Interest is free and clear of all liens and other encumbrances or restrictions on transfer, other than Permitted Liens and Encumbrances.

Section 3.02.  Deemed Payment in Full of the Notes.  Snake River and Valhi agree that the Snake River Notes Affidavit is released from escrow and that, by virtue of the issuance, receipt and acceptance of the Snake River Notes Affidavit, the Notes are deemed paid in full, in full and complete satisfaction of all of Valhi's obligations under the Notes, and Valhi has no further obligation to Snake River under the Notes.

Section 3.03.  Termination of Agreements.

(a)
Deposit Trust Agreement.  Snake River agrees that the Snake River Certificate Affidavit is released from escrow to ASC, and ASC and Wilmington Trust agree the Deposit Trust Agreement has been terminated.

(b)	Pledge Agreement. Snake River and ASC agree that the Pledge Agreement has been terminated.
(c)	SPT Guaranty. The Collateral Trust and Snake River agree that the SPT Guaranty has been terminated.
(d)	SPT Pledge Agreement. The Collateral Trust and Snake River agree that the SPT Pledge Agreement has been terminated.
(e)	Company Agreement. Amalgamated, Snake River and The Collateral Trust agree that the Company Agreement has been terminated.
(f)	Option Agreement. Snake River, Valhi and the Noteholders agree that the Option Agreement has been terminated.

ARTICLE IV
 REPRESENTATIONS AND WARRANTIES
Section 4.01.  Representations and Warranties.  The Parties hereby represent and warrant as follows:
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(a)
Organization and Authority.  Each Party is an organization duly and validly organized and existing and in good standing under the laws of their respective states of incorporation, and each Party has the full power to enter into and perform its obligations under this Agreement;

(b)
Authorization and Enforceability.  The execution, delivery and performance of this Agreement by each Party are within their respective powers and have been duly authorized by all necessary action.  This Agreement is the legally valid and binding agreement of each Party, enforceable against each Party in accordance with its terms;

(c)
No Violation or Conflict.  The execution, delivery and performance of this Agreement by each Party does not and will not violate any law or applicable organizational document of each Party, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, agreement, instrument, order, judgment or decree to which it is a party or by which it is bound, which violation, conflict, breach or default would have a material adverse effect on its ability to consummate the transactions contemplated hereby.

ARTICLE V
 MISCELLANEOUS
Section 5.01.  Notices.  All notices and other communications required or permitted to be given by any provision of this Agreement shall be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by hand or overnight courier, or by facsimile transmission (with acknowledgment received), charges prepaid and addressed to the intended recipient as described in the Master Agreement, or to such other addresses or numbers as may be specified by a Party from time to time by like notice to the other Parties.  All notices and other communications given in accordance with the provisions of this Agreement shall be deemed to have been given and received when delivered by hand or transmitted by facsimile (with acknowledgment received), three (3) business days after the same are sent by certified or registered mail, postage prepaid, return receipt requested or one (1) business day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt.
Section 5.02.  Governing Law.  This Agreement and all claims arising out of or relating to this Agreement and the transaction contemplated by this Agreement shall be governed by the laws of the State of Delaware, without regard to the conflicts of law principles that would result in the application of any law other than the law of the State of Delaware.
Section 5.03. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  Any signed counterpart may be delivered by facsimile or other form of electronic transmission with the same legal force and effect as delivery of an originally signed agreement.
Section 5.04.  Severability.  If any provision of this Agreement shall be declared void or unenforceable by any court of administrative board of competent jurisdiction, such provision shall be deemed to have been severed from the remainder of this Agreement, and this Agreement shall continue in all other respects to be valid and enforceable.
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Section 5.05. Successors and Assigns; Assignment.  All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective Parties and their successor, assigns, heirs, executors, administrators and other legal representatives, as the case may be. No Party may assign (by contract, stock sale, operation of law or otherwise) either this Agreement or any of its rights, interests, or obligations hereunder without the express prior written consent of the other Parties, and any attempted assignment, without such consent, shall be null and void.
                Section 5.06.  Waiver and Amendment.  No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any party therefrom, shall in any event be effective unless the same shall be in writing and signed by all of the Parties.  Any such amendment, modification, termination, wavier or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

Section 5.07.  Headings.  The section and subsection headings contained in this Agreement are for convenience and reference purposes only and shall not be deemed a part of this Agreement for any purpose or affect in any way the meaning or interpretation of this Agreement.
Section 5.08.  Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.
                Section 5.09.  Enforceability and Validity.  Each Party expressly agrees that this Agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms and against each of the other parties hereto.

Section 5.10.  Entire Agreement.   This Agreement and the transactions contemplated by this Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede any prior understandings, negotiations, agreements, discussions or representations between such Parties of any nature, whether written or oral, to the extent they relate in any way to the subject matter hereof or thereof.

Section 5.11.  Expenses.   Each Party agrees to pay, without right of reimbursement from the other Parties, all costs and expenses incurred by it incident to without limitation, the process leading to the execution of this Agreement, the negotiations and preparations of this Agreement and the performance of its obligations hereunder, including, without limitation, the fees of and disbursements to counsel, accountants, financial advisors, experts and consultants employed by the respective Party in connection with the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.
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                 Section 5.12.  Further Documents.   Each Party agrees that it shall cooperate and execute any other document or agreement reasonably necessary to carry out the transactions contemplated by this Agreement.

                                Section 5.13.  Direction to Resident Trustee.   By its execution hereof, the Company Trustee hereby authorizes and directs the Resident Trustee to execute, deliver and perform this Agreement and to take any and all other actions as may be necessary or convenient to effect and carry out the transactions contemplated by this Agreement.

                 Section 5.14. No Merger.  This Agreement does not, nor shall it be deemed to, modify, amend, supersede, supplant, extinguish or merge any of the representations, warranties, indemnities, limitations or covenants contained in the Master Agreement, including without limitation, the mutual releases set forth in Article IV of the Master Agreement.

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IN WITNESS WHEREOF, Snake River, Valhi, ASC, Amalgamated and the Collateral Trust have each caused this Agreement to be duly executed and delivered by the respective officers thereunto duly authorized as of the date first written above.

SNAKE RIVER SUGAR COMPANY

By:  /s/ Craig A. Hanks
Name:  Craig A. Hanks
Title:  Vice President of Finance & Treasurer

VALHI, INC.

By:  /s/ Gregory M. Swalwell
Name:  Gregory M. Swalwell
Title:  Executive Vice President, Chief Financial Officer and Chief Accounting Officer

ASC HOLDINGS, INC.

By: /s/ Gregory M. Swalwell
Name:  Gregory M. Swalwell
Title:  Executive Vice President, Chief Financial Officer and Chief Accounting Officer

AMALGAMATED COLLATERAL TRUST
By: ASC Holdings, Inc., Company Trustee

By:  /s/ Gregory M. Swalwell
 Name:  Gregory M. Swalwell
Title:  Executive Vice President, Chief Financial Officer and
 Chief Accounting Officer

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THE AMALGAMATED SUGAR COMPANY LLC

By: /s/ Craig A. Hanks
Name:  Craig A. Hanks
Title:  Vice President of Finance & Treasurer

MEMBERS OF THE AMALGAMATED SUGAR COMPANY LLC:

SNAKE RIVER SUGAR COMPANY

By:  /s/ Craig A. Hanks
Name:  Craig A. Hanks
Title:  Vice President of Finance & Treasurer

AMALGAMATED COLLATERAL TRUST
By: ASC Holdings, Inc., Company Trustee

By: /s/ Gregory M. Swalwell
Name:  Gregory M. Swalwell
Title:  Executive Vice President, Chief Financial Officer and
 Chief Accounting Officer

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ACKNOWLEDGED BY RESIDENT TRUSTEE OF THE AMALGAMATED COLLATERAL TRUST:
By:  Wilmington Trust Company, not in its individual capacity but solely as Resident Trustee of the Amalgamated Collateral Trust
By: /s/ Jacqueline Solone
Name: Jacqueline Solone
Title:  Vice President

NORTHWEST FARM CREDIT SERVICES, PCA, UNDER THAT CERTAIN CREDIT AGREEMENT EXECUTED BY THE COMPANY AND DATED AS OF OCTOBER 7, 2014

 NORTHWEST FARM CREDIT SERVICES, PCA
By:  /s/ Jeff Ilk
Name:   Jeff Ilk
Title: Relationship Manager, AVP

U.S. BANK NATIONAL ASSOCIATION, AS AGENT FOR THE LENDERS UNDER THAT CERTAIN SECOND AMENDED AND RESTATED CREDIT AGREEMENT EXECUTED BY THE COMPANY AND DATED AS OF JUNE 3, 2016
U.S. BANK NATIONAL ASSOCIATION
By:  /s/ Steven D. Brown
Name:  Steven D. Brown
            Title:  Vice President

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